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                                                                EXHIBIT 21


                     SUBSIDIARIES OF INSTRON CORPORATION



NAME                                            JURISDICTION OF
                                                ORGANIZATION



IRT - II Trust                                  Massachusetts

Instron Realty Trust                            Massachusetts

Instron Japan Company, Ltd.                     Massachusetts

Instron Asia Limited                            Massachusetts

Instron Canada Inc.                             Canada

Instron Foreign Sales Corporation               Jamaica

Equipamentos Cientificos Instron, Ltda.         Brazil

Instron/Lawrence Corporation                    Pennsylvania

Instron Limited                                 United Kingdom

Instron S.A.                                    France

Instron Proprietary, Ltd.                       Australia

Instron International, Ltd.                     United Kingdom

Severn Furnaces, Ltd.                           United Kingdom

Instron Singapore Pte Limited                   Singapore

Instron Holdings, Ltd.                          United Kingdom

Instron Wolpert GmbH                            Germany

Instron Korea Co. Ltd.                          Korea

Instron Schenck Testing Systems                 Delaware

Instron Schenck Testing Systems Corp.           Massachusetts

Instron Schenck Testing Systems - GmbH          Germany